                                                                     EXHIBIT 2.1



                            REORGANIZATION AGREEMENT


     REORGANIZATION AGREEMENT, dated as of May 15, 1996, by and among Harborside Healthcare Corporation, a Delaware corporation (the "Corporation"), The Berkshire Companies Limited Partnership ("Berkshire"), Krupp Enterprises Limited Partnership ("Enterprises"), The Douglas Krupp 1994 Family Trust ("DKFT"), The George Krupp 1994 Family Trust ("GKFT"), Laurence Gerber ("Gerber"), Stephen L. Guillard ("Guillard") and Damian N. Dell'Anno ("Dell'Anno"). Berkshire, Enterprises, DKFT, GKFT, Gerber, Guillard and Dell'Anno are sometimes hereinafter collectively referred to as the "Subscribers."

     The Subscribers, through the various corporations and partnerships identified in Schedule 1 hereto (the "Contributed Entities") and the corporations listed in Schedule 2 hereto (the "Merged Entities"), are engaged in the business of owning and operating certain long-term care facilities and ancillary businesses (collectively, the "Business"). The Subscribers and the Corporation desire to consolidate the Business under the control of the Corporation. In furtherance thereof, the Subscribers and the Corporation desire that the Subscribers contribute all of their respective interests in the Contributed Entities to the Corporation and that certain subsidiaries of the Corporation (the "Subsidiaries") be merged with and into the Merged Entities, in each case in consideration of the issuance of or in exchange for common stock of the Corporation.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

     1.  Agreement to Contribute and Issue Shares.  The Corporation hereby
         ----------------------------------------
agrees to issue, and the Subscribers identified in clauses (a) through (d) below hereby agree to acquire, upon the terms and conditions hereinafter set forth, an aggregate of 3,001,152 shares of common stock, par value $.01 per share (the "Common Stock"), of the Corporation. The number of Shares to be acquired by each Subscriber, and the consideration to be contributed to the Corporation by each Subscriber therefor, is as follows:

     (a) Berkshire hereby subscribes for 2,695,903 shares of Common Stock of the Corporation (the "Berkshire Shares"). Berkshire hereby acknowledges that it has previously received 1,000 additional shares in connection with the formation of the Corporation. In consideration of the issuance to Berkshire of the Berkshire Shares, Berkshire shall contribute to the Corporation all of its right, title and interest in and to the assets set forth with respect to Berkshire on
Schedule 1 hereto (the "Berkshire Contributed Assets").

     (b) Enterprises hereby subscribes for 63,360 shares of Common Stock of the Corporation (the "Enterprises Shares"). In consideration of the issuance to Enterprises of the Enterprises Shares, Enterprises shall contribute to the Corporation all of its right, title and interest in and to the assets set forth with respect to Enterprises on Schedule 1 hereto (the "Enterprises Contributed Assets").

     (c) Guillard hereby subscribes for 176,289 shares of Common Stock of the Corporation (the "Guillard Shares"). In consideration of the issuance of the Guillard Shares, Guillard shall contribute to the Corporation all of his right, title and interest in and to the assets set forth with respect to Guillard on
Schedule 1 hereto (the "Guillard Contributed Assets").

     (d) Dell'Anno hereby subscribes for 65,600 shares of Common Stock of the Corporation (the "Dell'Anno Shares"). In consideration of the issuance of 47,563 of the Dell'Anno Shares, Dell'Anno shall contribute to the Corporation all of his right, title and interest in and to the assets set forth with respect to Dell'Anno on Schedule 1 hereto (the "Dell'Anno Contributed Assets"). The remaining 18,037 Dell'Anno Shares shall be issued in consideration of the "Equity Interest" referred to in section 4(c) of the Employment Agreement, dated as of September 12, 1994, by and between Dell'Anno and Harborside Healthcare Limited Partnership, as amended by the First Amendment thereto, effective as of July 1, 1995.

     (e) The Berkshire Contributed Assets, the Enterprises Contributed Assets, the Guillard Contributed Assets and the Dell'Anno Contributed Assets are hereinafter collectively referred to as the "Contributed Assets."

     2.  Mergers.  DKFT, GKFT, Gerber and Guillard (the shareholders of the
         -------
Merged Entities) and the Corporation hereby agree to take, or cause to be taken, all actions necessary to effect the merger of the Subsidiaries with and into the Merged Entities (the "Mergers"), pursuant in each case to an agreement of merger in substantially the form of Exhibit A hereto (the "Merger Agreements"). Pursuant to the Merger Agreements, DKFT, GKFT, Gerber and Guillard shall receive an aggregate of 622,042, 622,042, 69,892 and 83,872 shares of Common Stock, respectively, in connection with the Mergers and the Corporation shall become the sole shareholder of the Merged Entities. The shares of Common Stock received in connection with the Mergers, together with the shares of Common Stock to be issued pursuant to Section 1 hereof, are hereinafter collectively referred to as the "Shares."

     3.  Shares Fully Paid.  The Corporation represents to each Subscriber that
         -----------------
the issuances of Common Stock pursuant to this Agreement or the Merger Agreements, as the case may be, have been duly authorized and, when issued in accordance with the terms of this Agreement or the Merger Agreements, as the case may be, will be, fully paid and non-assessable and free of preemptive rights.

     4.  Representations and Warranties of the Subscribers.  Each of the
         -------------------------------------------------
Subscribers, as to itself, hereby:

     (a) represents and warrants that (i) he or it has good and marketable title to all of his or its respective Contributed Assets and interest in the Merged Entities, free and clear of any liens or other encumbrances other than those certain negative pledge agreements among the Merged Entities, the stockholders of the Merged Entities and Meditrust Mortgage Investments Inc. (which Agreement expressly permits the transactions contemplated hereby) and liens and encumbrances arising in the ordinary course of business that do not materially affect their value and (ii) all Contributed Assets which constitute capital stock and the capital stock of the Merged Entities were duly authorized and validly issued and are fully paid, non-assessable and free of preemptive rights;

     (b) represents and warrants that the Contributed Entities and the Merged Entities have paid in full or will pay in full on a timely basis all federal or state income taxes incurred by such entities for the taxable periods ending on or before the Closing (defined below);

     (c) acknowledges that he or it or his or its representative has had access to the same kind of information concerning the Corporation that is required by Schedule A of the Securities Act of 1933, as amended (the "Act"), to the extent that the Corporation possesses such information;

     (d) represents and warrants that he or it has such knowledge and experience in financial and business matters that he or it is capable of utilizing the information that is available to him or it concerning the Corporation to evaluate the risks of investment in the Corporation and that he or it is able to bear the economic risk of his or its investment in the common stock;

     (e) acknowledges that he or it has been advised that the Shares have not been registered under the Act and, accordingly, that he or it may not be able to sell or otherwise dispose of the Shares when he or it wishes to do so;

     (f) represents and warrants that the Shares are being acquired by him or it for his or its own sole benefit and account for investment and not with a view to, or for resale in connection with, a public offering or distribution thereof except in compliance with all applicable securities laws;

     (g) agrees that the Shares will not be resold (i) without registration thereof under the Act (unless an exemption from such registration is available and the Subscriber has provided to the Corporation an opinion of counsel reasonably acceptable to the Corporation to such effect) or (ii) in violation of any law;

     (h) consents that the certificate or certificates representing the Shares may be impressed with a legend indicating that the Shares are not registered under the Act and reciting that transfer thereof is restricted; and

     (i) consents that stop transfer instructions in respect of the Shares may be issued to any transfer agent, transfer clerk or other agent at any time acting for the Corporation.

     5.  Closing.  The closing (the "Closing") of the transactions contemplated
         -------
by this Agreement shall be held at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York on the same date as, and immediately prior to, the sale of Common Stock upon consummation of the public offering of Common Stock contemplated by the Registration Statement (No. 333-3096) on Form S-1 filed by the Corporation with the Securities and Exchange Commission on April 2, 1996 (the "Offering"). The parties shall deliver executed copies of all documents at a pre-closing to be held not later than the day such Registration Statement is declared effective, such documents to be held in escrow by the Corporation's counsel pending the Closing. At the Closing:

     (a)  The Mergers will be effected;

     (b) Each of the Subscribers shall deliver to the Corporation:

     (i) certificates, duly endorsed for transfer, representing shares of stock constituting Contributed Assets to be contributed by such Subscriber to the Corporation;

     (ii) such assignments and other instruments of transfer or title as the Corporation may reasonably request with respect to the other Contributed Assets to be contributed by such Subscriber to the Corporation;

     (iii) certificates representing shares of stock constituting such Subscriber's interest in the Merged Entities (which, in accordance with the Merger Agreements, shall be canceled); and

     (iv) such other documents as the Corporation shall reasonably request; and

     (c) The Corporation shall issue and deliver to each Subscriber a certificate or certificates representing the Shares specified with respect to such Subscriber in Section 1 and Section 2.

     6.  Survival of Representations and Warranties; Obligation of Subscribers
         ---------------------------------------------------------------------
to Indemnify.
- ------------

     (a) The representations and warranties of each of the Subscribers set forth in Section 4 of this Agreement shall survive execution and delivery hereof and shall thereafter terminate and expire at the end of the one-year period commencing on the date of the Closing with respect to any claim based upon, arising out of or otherwise in respect of any fact, circumstance, action or proceeding of which the Corporation shall not have given notice to each Subscriber prior to the end of such one-year period; provided, however, that the
                                                     --------  -------
representations and warranties of each Subscriber set forth in Section 4(b) shall survive for such period as is provided by any statute of limitations applicable thereto.

     (b) Subject to paragraph (a) of this Section 6, each of the Subscribers agrees, severally and not jointly, to indemnify and hold harmless the Corporation, its directors, officers and agents (in their capacity as such) from and against any costs and expenses (including, without limitation, the reasonable fees, disbursements and other charges of counsel) based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation, warranty, covenant or agreement of such Subscriber contained in this Agreement or the enforcement of this Agreement.

     7.  Obligation of the Corporation to Indemnify.  The Corporation hereby
         ------------------------------------------
agrees to indemnify, defend and hold harmless each Subscriber and its directors, officers, partners and agents (in their capacity as such) from and against any and all liabilities and obligations of the Contributed Entities and the Merged Entities incurred or otherwise relating to the period from and after the Closing (the "Assumed Liabilities"). Without limiting the generality of the foregoing, the Company shall indemnify each Subscriber against any and all costs and expenses (including, without limitation, the reasonable fees, disbursements and other charges of counsel) incurred by each Subscriber in connection with the investigation or defense of any Assumed Liability or the enforcement of this Agreement.

     8.  Registration Rights of Pledgees.  In the event that, subsequent to the
         -------------------------------
Closing, any of the Subscribers pledges his or its respective Shares (the "Pledged Shares") to a financial institution (a "Pledgee"), the Corporation agrees that it shall, at the request of the Subscriber, enter into an agreement with such Pledgee providing that the Corporation will register the Pledged Shares under the Act in the event that the Pledgee gives notice to the Corporation that such registration is necessary in order to sell or otherwise dispose of the Pledged Shares following foreclosure or other exercise of similar rights and remedies of the Pledgee to acquire the Pledged Shares. Such agreement shall be on reasonable and customary terms for agreements of its type (including customary limitations and restrictions) and shall provide that (i) the Company shall be responsible for all costs and expenses related to such registration and

(ii) the rights granted by such agreement may be exercised no more than once by a particular Pledgee with respect to Pledged Shares pledged by a particular Subscriber.

     9.  Indemnification of Guarantor.  The Corporation and Douglas Krupp hereby
         ----------------------------
acknowledge that Douglas Krupp is and shall remain the guarantor under that certain Guaranty, dated as of March 1, 1988, from Douglas Krupp to Bank One, Indianapolis, NA (the "Guaranty"), relating to certain indebtedness of Riverside Retirement Limited Partnership, one of the Contributed Entities. The Corporation hereby agrees to indemnify, defend and hold harmless Douglas Krupp from and against any and all actual expenses (including, without limitation, reasonable fees, disbursements and other charges of counsel), losses, claims, damages, suits, proceedings and liabilities incurred by or threatened against him in connection with the Guaranty or in enforcing his rights hereunder.

     10.  Notices.  Any notice or other communication required or permitted
          -------
hereunder shall be in writing and shall be delivered personally, telecopied or sent by recognized overnight courier. Any such notice shall be deemed given when so delivered personally or telecopied or, if delivered by recognized overnight courier, one day after the date of delivery to such courier, as follows:

     (i)  if to the Company, to:

     Harborside Healthcare Corporation
     470 Atlantic Avenue
     Boston, MA  02210
     Attention:  Board of Directors

     (ii) if to a Subscriber, to him or it at the address shown on the records of the Corporation.

     Any party may change such party's address for notice hereunder by notice to the other parties in accordance with this Section 10.

     11.  Termination.  This Agreement may be terminated at the election of any
          -----------
party upon written notice to the other parties if the closing of the issuance and sale of the Common Stock pursuant to the Offering shall not have been completed on or prior to August 30, 1996 or such later date as the parties may hereafter agree and, if so terminated, no party shall have any further liability or obligation hereunder.

     12.  Waivers and Amendments.  This Agreement may be amended, modified,
          ----------------------
superseded or canceled, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right or remedy, nor any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.

     13.  Governing Law.  This Agreement shall be governed by, and construed in
          -------------
accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

     14.  Assignment.  This Agreement, and any rights obligations hereunder, may
          ----------
not be assigned by any party hereto without the prior written consent of the other parties.

     15.  Counterparts.  This Agreement may be executed in counterparts, each of
          ------------
which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

     IN WITNESS WHEREOF, each party hereto has executed or caused the execution of this Agreement as the date first above written.

                      HARBORSIDE HEALTHCARE CORPORATION


                      By: /s/ Stephen L. Guillard
                         ------------------------------
                         Name:  Stephen L. Guillard
                         Title: President


                      THE BERKSHIRE COMPANIES LIMITED PARTNERSHIP

                      By: KGP-1 INCORPORATED
                          Its General Partner


                      By: /s/ Laurence Gerber
                         ------------------------------
                         Name:  Laurence Gerber
                         Title: President

                         KRUPP ENTERPRISES LIMITED PARTNERSHIP


                         By: KGP-1 Incorporated
                         ------------------------------
                         Its General Partner


                         By: /s/ Laurence Gerber
                         ------------------------------
                         Name:  Laurence Gerber
                         Title: President


                         THE DOUGLAS KRUPP 1994 FAMILY TRUST

                         By: /s/ LAWRENCE I. SILVERSTEIN
                         ---------------------------------
                         LAWRENCE I. SILVERSTEIN, Trustee


                         By: /s/ PAUL KRUPP
                         ------------------------------
                         PAUL KRUPP, Trustee


                         By: /s/ M. GORDON EHRLICH
                         ------------------------------
                         M. GORDON EHRLICH, Trustee


                         THE GEORGE KRUPP 1994 FAMILY TRUST

                         By: /s/ LAWRENCE I. SILVERSTEIN
                         --------------------------------
                         LAWRENCE I. SILVERSTEIN, Trustee


                         By: /s/ PAUL KRUPP
                         ------------------------------
                         PAUL KRUPP, Trustee


                         By: /s/ M. GORDON EHRLICH
                         ------------------------------
                         M. GORDON EHRLICH, Trustee

                         /s/ LAURENCE GERBER
                         ------------------------------
                         LAURENCE GERBER

                         /s/ STEPHEN L. GUILLARD
                         ------------------------------
                         STEPHEN L. GUILLARD

                         /s/ DAMIAN DELL'ANNO
                         ------------------------------
                         DAMIAN DELL'ANNO

     The undersigned acknowledges and accepts this agreement with respect to
Section 9 only.


                         /s/ DOUGLAS KRUPP
                         ------------------------------
                         DOUGLAS KRUPP

                                   SCHEDULE 1
                                   ----------

                               Contributed Assets
                               ------------------

                                  BERKSHIRE   ENTERPRISES   GUILLARD   DELL'ANNO
                                 -----------  ------------  ---------  ----------

Stock
- -----

     KHI Corporation             100 shares          ----       ----        ----

Limited Partnership Interests
- -------------------------------

   Harborside Healthcare               99.0%         ----       ----        ----
   Advisors Limited
   Partnership

   Riverside Retirement                ----          99.0%      ----        ----
   Limited Partnership

   Harborside Healthcare               ----          ----        6.0%        2.0%
   Limited Partnership

                                   SCHEDULE 2
                                   ----------

                                Merged Entities
                                ---------------

     Bay Tree Nursing Center Corporation

     Belmont Nursing Center Corporation

     Countryside Care Center Corporation

     Oakhurst Manor Nursing Center Corporation

     Orchard Ridge Nursing Center Corporation

     Sunset Point Nursing Center Corporation

     West Bay Nursing Center Corporation

                                                                       EXHIBIT A



          AGREEMENT OF MERGER made and entered into on the date hereinafter set forth by and among Harborside Healthcare Corporation ("HHC"), a Delaware Corporation, [Merger Vehicle], a business corporation of the Commonwealth of Massachusetts, as approved by vote of its Board of Directors on said date, and [Existing S. Corp.], a business corporation of the Commonwealth of Massachusetts, as approved by vote of its Board of Directors on said date.

          WHEREAS, all of the issued shares of common stock of [Merger Vehicle] are owned by HHC;

          WHEREAS [Merger Vehicle] and [Existing S. Corp.] and the respective Boards of Directors thereof deem it advisable and to the advantage, welfare, and best interests of said corporations and their respective stockholders to merge [Merger Vehicle] with and into [Existing S. Corp.] pursuant to the provisions of the Business Corporation Law of the Commonwealth of Massachusetts; and

          WHEREAS HHC and its Boards of Directors deem it advisable and to the advantage, welfare, and best interests of HHC and its stockholders that [Merger Vehicle] merge with and into [Existing S. Corp.] pursuant to the provisions of the Business Corporation Law of the Commonwealth of Massachusetts.

          NOW, THEREFORE, in consideration of the premises and of the mutual agreements of the parties hereto, this Agreement and the terms and conditions thereof and the mode of carrying the same into effect, together with any provisions required or permitted to be set forth therein, are hereby determined and agreed upon for submission to the stockholders of [Merger Vehicle] and [Existing S. Corp.] as required by the provisions of the Business Corporation Law of the Commonwealth of Massachusetts.

     1. [Merger Vehicle] and [Existing S. Corp.] shall, pursuant to the provisions of the Business Corporation Law of the Commonwealth of Massachusetts, be merged with and into a single corporation, to wit [Existing S. Corp.], which shall be the surviving corporation upon the effective date of the merger and which is sometimes hereinafter referred to as the "surviving corporation", and which shall continue to exist as said surviving corporation under its present name pursuant to the provisions of the Business Corporation Law of the Commonwealth of Massachusetts. The separate existence of Merger Vehicle, which is sometimes hereinafter referred to as the "terminating corporation", shall cease upon said effective date of the merger in accordance with the provisions of the Business Corporation law of the Commonwealth of Massachusetts.

     2. The purposes of the surviving corporation shall be those contained in the Articles of Organization of said surviving corporation upon the effective date of the merger.

     3. The total number of shares which the surviving corporation is presently authorized to issue is 200,000 shares, all of which are of one class, and all of which are without par value; and the total number of shares which the surviving corporation shall be authorized to issue upon the effective date of the merger is 200,000 shares, all of which are of one class, and all of which are without par value.

     4. The Articles of Organization of the surviving corporation shall be the Articles of Organization of said surviving corporation and said Articles of Organization shall continue in full force and effect until amended and changed in the manner prescribed by the provisions of the Business Corporation law of the Commonwealth of Massachusetts.

     5. The present by-laws of the surviving corporation will be the by-laws of said surviving corporation and will continue in full force and effect until changed, altered, or amended as therein provided and in the manner prescribed by the provisions of the Business Corporation Law of the Commonwealth of Massachusetts.

     6. The persons holding the offices of directors, of President, of Treasurer, and of Clerk, respectively, of the surviving corporation upon the effective date of the merger shall constitute the Board of Directors and the president, the treasurer, and the Clerk of the surviving corporation, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the by-laws of the surviving corporation; and each person holding any other office of the surviving corporation upon said effective date shall continue to hold his office in like manner.

     7. All of the issued shares of the surviving corporation shall, upon the effective date of the merger, be converted into shares of common stock, par value $.01 per share, of HHC in accordance with Schedule 1 hereto. Each issued share of the terminating corporation shall, upon the effective date of the merger, be converted into one share of the surviving corporation.

     8. The Agreement of Merger herein made, entered into and approved shall be submitted to the stockholders of the terminating corporation and of the surviving corporation for their approval or rejection in the manner prescribed by the provisions of the Business Corporation Law of the Commonwealth of Massachusetts.

     9. The effective date of the merger shall be the date of the filing of articles of merger in the office of the State Secretary of the Commonwealth of Massachusetts.

     10. In the event that this Agreement shall have been fully approved on behalf of the terminating corporation and of the surviving corporation in the manner prescribed by the provisions of the Business Corporation Law of the Commonwealth of

Massachusetts, the terminating corporation and the surviving corporation do hereby agree that they will cause to be executed and filed and/or recorded any document or documents prescribed by the laws of the Commonwealth of Massachusetts, and that they will cause to be performed all necessary acts within said Commonwealth and elsewhere to effectuate the merger herein provided for.

     11. The Board of Directors and the proper officers of the terminating corporation and of the surviving corporation, respectively are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and/or record any and all instruments, papers, and documents which shall be or become necessary, proper or convenient to carry out or put into effect any of the provisions of the Agreement of Merger or of the merger herein provided for.

     12. Notwithstanding anything to the contrary contained herein, the merger provided for hereunder shall not occur unless and until the following shall have occurred on or prior to the date of effectiveness of the merger: (i) the consummation of the public offering of common stock of HHC as contemplated by the Registration Statement on Form S-1 filed by HHC with the Securities and Exchange Commission on April 2, 1996; (ii) the contribution of assets contemplated by the Reorganization Agreement, dated as of May 15, 1996 by and among HHC, The Berkshire Companies Limited Partnership, Krupp Enterprises Limited Partnership, The Douglas Krupp 1994 Irrevocable Family Trust, The George Krupp 1994 Irrevocable Family Trust, Laurence Gerber, Stephen L. Guillard and Damian N. Dell'Anno and (iii) the filing with the Secretary of State of the Commonwealth of Massachusetts of articles of merger relating to the mergers of the corporations listed on Schedule 2 hereto other than Existing S. Corp.

          IN WITNESS WHEREOF, this Agreement has been signed by and upon behalf of the terminating corporation and of the surviving corporation upon the date hereinafter set forth.


Dated:  _________, 1996                         [Merger Vehicle]


                                        By:
                                           --------------------------
                                           Its President


                                           --------------------------
                                           Its Treasurer

[corporate seal]



Dated:  _________, 1996                         [Existing S. Corp.]


                                        By:
                                           --------------------------
                                           Its President


                                           --------------------------
                                           Its Treasurer

[corporate seal]


Dated:  ____________, 1996              Harborside Healthcare Corporation



                                        By:
                                           --------------------------
                                           Its President


                                           --------------------------
                                           Its Treasurer

[corporate seal]

                                   SCHEDULE 1
                                   ----------

                              Conversion of Shares
                              --------------------


                              Shares of Surviving      Shares of HHC
                             Corporation Converted  Following Conversion
                             ---------------------  --------------------

The 1994 Douglas Krupp               50,000
 Family Trust

The 1994 George Krupp                50,000
 Family Trust

Stephen L. Guillard                   6,742

Laurence Gerber                       5,618





                                   SCHEDULE 2
                                   ----------

                                Merged Entities
                                ---------------

Bay Tree Nursing Center Corporation

Belmont Nursing Center Corporation

Countryside Care Center Corporation

Oakhurst Manor Nursing Center Corporation

Orchard Ridge Nursing Center Corporation

Sunset Point Nursing Center Corporation

West Bay Nursing Center Corporation